EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

A-Mark Precious Metals, Inc.
Santa Monica, California
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 27, 2012, relating to the consolidated financial statements of A-Mark Precious Metals, Inc., which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

Costa Mesa, California
February 10, 2014